Exhibit 10.30

Atkore International Group Inc.

Form of Director Restricted Stock Unit Agreement

This Director Restricted Stock Unit Agreement (this “Agreement”), dated as of the date set forth on the signature page hereof (the “Grant Date”), between Atkore International Group Inc., a Delaware corporation (the “Company”), and the non-employee director whose name appears on the signature page hereof (the “Director”), is being entered into pursuant to the Atkore International Group Inc. 2016 Omnibus Incentive Plan (the “Plan”). The meaning of capitalized terms used in this Agreement may be found in Section 5 of this Agreement.

The Company and the Director hereby agree as follows:

Section 1. Grant of Restricted Stock Units.

(a) Confirmation of Grant. Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its initial grant to the Director of Restricted Stock Units representing the right to receive the number of Shares specified on the signature page hereof. This Agreement is entered into pursuant to, and the terms of the Restricted Stock Units are subject to, the terms of the Plan. If there is any inconsistency between an express provision of this Agreement and an express provision of the Plan, the provision of the Plan shall govern.

(b) Director Unit Account. The Company will establish a separate notional account for the Director and will record in such account the number of Restricted Stock Units awarded to the Director pursuant to this Agreement.

(c) Subsequent Acquisition of Additional Restricted Stock Units. In the event that the Director shall acquire additional Restricted Stock Units with the same terms and conditions as set forth in this Agreement, such additional Restricted Stock Units shall be deemed to be “Restricted Stock Units” for purposes of the substantive provisions of this Agreement, and each such date of acquisition shall be deemed a “Grant Date”. The Company shall thereupon update its books and records to include the most recent Grant Date and Restricted Stock Units so acquired. Upon the Director’s request, the Company shall provide the Director with a statement of the then-current account of the Director’s vested and unvested Restricted Stock Units.

Section 2. Vesting of Restricted Stock Units. The Restricted Stock Units granted pursuant to this Agreement shall vest based on the continued service of the Director on the Board through the earlier of (A) the day immediately preceding the first anniversary of the Grant Date and (B) the day immediately preceding the annual meeting of the Company’s stockholders next following the Grant Date. Any unvested Restricted Stock Units (x) shall vest on the termination of the Director’s services on the Board other than by reason of the Director’s resignation without the consent of the Board or removal for acts constituting Cause and (y) shall be automatically forfeited upon any termination of the Director’s services on the Board other than a termination described in clause (x).

Section 3. Dividend Equivalents. If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Director’s account an amount equal to the product of (x) the number of the Director’s Restricted Stock Units as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock. If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Director’s account with that number of additional Shares or other securities that would have been distributed with respect to that number of Shares underlying the Director’s Restricted Stock Units as of the record date thereof, or, in its discretion, the Administrator may elect to credit the value (as determined by the Administrator) of such additional Shares or other securities to the Director’s account in cash. Any such additional Shares, other securities or cash credited to the Director’s account (the “Dividend Amount”) shall be subject to the same restrictions as apply to the Restricted Stock Units and shall be paid to the Director on the Settlement Date (as defined below).

Section 4. Settlement. Subject to Section 6(a), as soon as practicable (and within ten (10) business days) following the date on which any Restricted Stock Units become vested (the “Settlement Date”), the Director shall receive, without payment, one Share of Company Common Stock in respect of such vested Restricted Stock Units (each such Share, a “Settlement Share”) together with the Dividend Amount (if any). Notwithstanding the immediately preceding sentence, if the Company implements a plan pursuant to which the Director may defer the receipt of vested Restricted Stock Units, then the Settlement Date with respect to Restricted Stock Units as to which a deferral election is made shall be the date determined by reference to such plan.

Section 5. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Director Restricted Stock Unit Agreement, as amended from time to time in accordance with the terms hereof.

“Company” has the meaning set forth in the introduction to this Agreement.

“Director” has the meaning set forth in the introduction to this Agreement.

“Dividend Amount” has the meaning given in Section 3.

“Grant Date” has the meaning set forth in the introduction to this Agreement.

“Plan” has the meaning set forth in the introduction to this Agreement.

“Restricted Stock Unit” means the contractual entitlement to Company Common Stock evidenced by (and subject to the terms and conditions of) this Agreement.

“Settlement Date” has the meaning given in Section 4.

“Settlement Share” has the meaning given in Section 4.

Section 6. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries may require the Director to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the grant or vesting of the Restricted Stock Units or the issuance of the Settlement Shares and the crediting or payment of the Dividend Amount. Notwithstanding the preceding sentence, the Company may in its discretion instead retain a number of Settlement Shares subject to the Restricted Stock Units that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld under this Section 6(a) (and the Director shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)); provided that the number of Settlement Shares retained shall be effected at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not to cause adverse accounting consequences (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash). The number of Settlement Shares to be issued shall thereupon be reduced by the number of Settlement Shares so retained.

(b) Incorporation of Forfeiture Provisions. The Director acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as may be imposed by the Administrator (including as required by applicable law) after the date of this Agreement, including with respect to post-service Competitive Activity. The Director hereby appoints the Company as the Director’s attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effect a transfer of the record ownership of any such Shares to which such disgorgement or forfeiture provisions may apply.

(c) No Rights as Stockholder; No Voting Rights. The Director shall have no rights as a stockholder of the Company with respect to any Shares covered by the Restricted Stock Units until the delivery of the Settlement Shares.

(d) Non-Transferability of Restricted Stock Units. The Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death or with the Company’s consent.

(e) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be provided as set forth in Section 15.13 of the Plan.

(f) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Director and the Company.

(h) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party.

(i) Applicable Law and Forum. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(j) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(j).

(k) Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Director shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own Shares). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Director shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.

(l) Trading Policies. The Director acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company’s trading policies, as in effect from time to time, that are applicable to him or her.

(m) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the Grant Date.

ATKORE INTERNATIONAL GROUP INC.

By:
Name:
Title:

DIRECTOR

Name:

Total Number of
Restricted Stock
Units Initially Granted :

Grant Date: